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FOR IMMEDIATE RELEASE       CONTACT:  Steven Gaynes
                                      MALLORY FACTOR, INC.
                                      212/350-0000
April 3, 1997
                            COMPANY:  Jeffrey A. Reinhold
                             CONTACT: CHECKPOINT SYSTEMS, INC.
                                      609/384-2457



           CHECKPOINT SYSTEMS ANNOUNCES UP TO
       10 PERCENT STOCK REPURCHASE AUTHORIZATION


THOROFARE, NJ -- Checkpoint Systems, Inc. (NYSE:CKP) today announced that its board of directors has authorized the purchase of up to 10 percent of its outstanding common stock. The stock will be repurchased in the open market or in other transactions pursuant to SEC Rule 10b-18. The timing of repurchase and number of shares actually repurchased will depend on a variety of factors, including price and other market considerations.

Checkpoint Systems, Inc. is a leading provider of integrated security solutions for retailers worldwide and is the leading provider of radio frequency (RF) source tagging, which allows its paper-thin RF tags to be embedded into product packaging.


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             Visit Checkpoint Systems, Inc. s  Website at:
                       www.checkpointsystems.com